Exhibit 1.01

Conflict Minerals Report

Arconic Inc. has included this Conflict Minerals Report as an exhibit to its Form SD for 2018 as provided for in Rule 13p-1 under the Securities Exchange Act of 1934, as amended, and Form SD (collectively, the “Conflict Minerals Rule”).

Unless the context indicates otherwise, the terms “Arconic,” “Company,” “we,” “its,” “us” and “our” refer to Arconic Inc. and all subsidiaries consolidated for the purposes of its financial statements that were in-scope for the 2018 compliance period. As used herein and consistent with the Conflict Minerals Rule, “Conflict Minerals” or “3TG” are columbite-tantalite (coltan), cassiterite, gold, wolframite and the derivatives tantalum, tin and tungsten, without regard to the location of origin of the minerals or derivative metals.

Forward-Looking Statements

Certain statements in this report relate to future events and expectations, and as such constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include those containing such words as “anticipates,” “believes,” “could,” “estimates,” “expects,” “forecasts,” “goal,” “intends,” “may,” “outlook,” “plans,” “projects,” “seeks,” “sees,” “should,” “targets,” “will,” “would,” or other words of similar meaning. All statements that reflect Arconic’s expectations, assumptions, or projections about the future, other than statements of historical fact, are forward-looking statements, including, without limitation, statements concerning the additional steps that Arconic intends to take to mitigate the risk that its necessary 3TG finance or benefit armed groups.

Forward-looking statements are subject to risks and uncertainties that could cause actual actions or performance to differ materially from those expressed in the forward-looking statements. These risks and uncertainties may include, but are not limited to, (1) the continued implementation of satisfactory traceability and other compliance measures by our direct and indirect suppliers on a timely basis or at all, (2) whether smelters and refiners (“SORs”) and other market participants responsibly source 3TG, and (3) political and regulatory developments, whether in the Democratic Republic of the Congo (“DRC”) region (the “Covered Countries”), the United States or elsewhere and the other risk factors summarized in Arconic’s Form 10-K for the year ended December 31, 2018, and other reports filed with the Securities and Exchange Commission (the “SEC”). Arconic disclaims any obligation to update publicly any forward-looking statements, whether in response to new information, future events or otherwise, except as required by applicable law.

I.	Overview

Arconic is a global leader in lightweight metals engineering and manufacturing. Arconic’s innovative, multi-material products, which include aluminum, titanium, and nickel, are used worldwide in aerospace, automotive, commercial transportation, building and construction, industrial applications, defense, and packaging. We are subject to the Conflict Minerals Rule because 3TG are necessary to the functionality or production of certain discrete products and product lines manufactured by Arconic (these 3TG are sometimes referred to herein as “necessary 3TG”). Necessary 3TG content constitutes a small portion of the materials content of our products and many of our products do not contain any 3TG. For a further discussion of our products, see our Annual Report on Form 10-K for the fiscal year ended December 31, 2018. The information contained in our Form 10-K is not incorporated by reference into this Conflict Minerals Report or our Form SD and should not be considered part of this Conflict Minerals Report or our Form SD.

We have filed this Conflict Minerals Report because, for 2018, some of our in-scope products contained 3TG that either were of an undetermined origin or were processed by Conformant (as defined below) SORs that we believe, based on publicly available information, may have sourced a portion of their ore from the Covered Countries. Through the date of this report, we are unaware and have no knowledge that any of the necessary 3TG contained in our in-scope products directly or indirectly financed or benefitted armed groups in the Covered Countries. However, we make no assertion that any of our products are “DRC conflict free.” The terms “adjoining country,” “armed group” and “DRC conflict free” have the meanings contained in the Conflict Minerals Rule.

See “Product, Smelter and Refiner and Country of Origin Information” below for information concerning our in-scope products, identified SORs and country of origin information.

For 2018, we generally did not directly source 3TG from SORs, and we did not have direct relationships with any 3TG mines.

II.	Reasonable Country of Origin Inquiry Information

See the Form SD to which this Conflict Minerals Report is an exhibit for a discussion of the “reasonable country of origin inquiry” that we conducted.

III.	Due Diligence

Due Diligence Program Design

We designed our due diligence measures relating to 3TG to conform with, in all material respects, the criteria set forth in the Organisation for Economic Co-operation and Development’s Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, including the Supplement on Tin, Tantalum and Tungsten and the Supplement on Gold (Third Edition) (the “OECD Guidance”).

The OECD Guidance has established a five-step framework for due diligence as a basis for responsible global supply chain management of minerals from conflict-affected and high-risk areas. Our application of the OECD Guidance in respect of 2018 is discussed below. The headings for each of the steps in the next section conform to the headings used in the OECD Guidance for each of its five steps.

Due Diligence Program Execution

In furtherance of our 3TG due diligence, we performed the following due diligence measures in respect of 2018. These were not all of the discrete measures that we took in furtherance of our 3TG compliance program or pursuant to the Conflict Minerals Rule and the OECD Guidance.

1.	OECD Guidance Step One: “Establish strong company management systems”

a.	We have a team charged with managing our 3TG compliance strategy, that ultimately reports to the Chief Legal Officer. The following functional areas were represented on the working group: external reporting; legal; and procurement. We also appointed representatives from each reporting segment or business unit with potentially in-scope products. Selected internal personnel were educated on the Conflict Minerals Rule and our compliance plan. We also used specialist outside counsel to assist us with certain aspects of our compliance efforts for 2018.

b.	Some of the compliance measures described herein were performed on our behalf by the Service Provider (as defined below).

c.	Arconic’s procurement function maintains a standard operating procedure (“SOP”) governing purchases of 3TG and materials or products containing 3TG. The SOP defines the processes that our procurement function uses to source 3TG and materials or products containing 3TG and to support the annual disclosure of country of origin information for those minerals. The SOP provides that we will only purchase 3TG or materials or products containing 3TG from suppliers that can provide acceptable certification that the minerals did not originate from sources that directly or indirectly financed or benefitted armed groups in the Covered Countries.

d.	We used the Conflict Minerals Reporting Template (“CMRT”) developed by the Responsible Minerals Initiative (“RMI”) to identify SORs in our supply chain. We maintain business records relating to 3TG due diligence, including records of due diligence processes, findings and resulting decisions, in a structured computerized database, for at least five years.

e.	We furnished our direct suppliers that we determined to be potentially in-scope for purposes of our compliance with the Conflict Minerals Rule (the “Suppliers”) with an introductory email and a blank copy of the CMRT for their use in responding.

f.	To help ensure the quality and completeness of the CMRTs received from the Suppliers, certain Suppliers were provided access to the Service Provider’s online resource center. There were also opportunities to participate in webinars offered by the Service Provider, providing information on the Conflict Minerals Rule.

g.	We have a grievance mechanism for employees, suppliers and other interested parties to report violations of our 3TG program compliance requirements. The URL is https://www.arconic.com/global/en/who-we-are/integrity-line.asp.

2.	OECD Guidance Step Two: “Identify and assess risk in the supply chain”

a.	We determined which of our products were in-scope or potentially in-scope for purposes of our compliance with the Conflict Minerals Rule through product specifications, bills of material, supplier inquiries, elemental composition limits, spectrographic analysis of the product composition and other information known to us.

b.	We engaged a third-party supply chain compliance resource (the “Service Provider”) to conduct our Supplier outreach, and collect and compile Supplier responses and to assist us in our review and analysis of CMRTs.

c.	The Service Provider requested by email that the Suppliers provide us with information, through the completion of a CMRT or its equivalent survey mechanism, concerning the usage and source of 3TG in their products, as well as information concerning the Suppliers’ related compliance measures. Suppliers were requested to provide information at a “product” level. Both we and the Service Provider followed up multiple times, if required, by email with the Suppliers that did not respond to the request within the specified time frame. For 2018, our overall Supplier response rate was 74%.

d.	The Service Provider reviewed the responses received from the Suppliers for plausibility, consistency and gaps. It followed up by email with the Suppliers that submitted a response that triggered any one of seven specified quality control flags. We also reviewed the completed responses received from Suppliers and followed up with Suppliers where we determine it to be appropriate in accordance with our internal written evaluation criteria.

e.	SOR information provided by the Suppliers was reviewed against the Service Provider’s internal database. To the extent not in that database, it requested that the Supplier confirm that the listed entity is a SOR.

f.	SOR information also was reviewed by the Service Provider against the lists of Conformant and Active (as defined herein), or the equivalent, SORs published by the RMI, the London Bullion Market Association and the Responsible Jewellery Council. For 2018, our Suppliers identified 161 SORs as having processed the necessary 3TG contained in our in-scope products.

g.	To the extent that a SOR identified by a Supplier was not listed as Conformant, the Service Provider attempted to contact the SOR to gain more information about its sourcing practices, including countries of origin and transfer and whether there are internal due diligence procedures in place or other processes that the SOR takes to track the chain of custody on the source of its 3TG. Internet research was also performed to determine whether there are any outside sources of information regarding the SOR’s sourcing practices. “Red flags” were assigned to SORs where there is evidence of sourcing from a “Level 2 country” (i.e., a known or plausible country for smuggling out of the DRC region, export or transit) or declaration of sourcing from countries which are unknown reserves for a given metal. Conformant SORs were reviewed against the Service Provider’s internal country of origin database.

h.	Based on the information furnished by our suppliers, the Service Provider and other information known to us, we assess the risks of adverse impacts.

3.	OECD Guidance Step Three: “Design and implement a strategy to respond to identified risks”

a.	Our 3TG compliance team reported its findings to our Chief Legal Officer.

b.	Under our risk mitigation strategy, we take such risk mitigation efforts as we deem to be appropriate based on the findings of our supply chain risk assessment. Our risk mitigation efforts are determined by the particular facts and circumstances and risks identified.

c.	To mitigate the risk that our necessary 3TG finance or benefit armed groups, we also intend to engage in the additional measures discussed under “Additional Risk Mitigation Efforts” below.

4.	OECD Guidance Step Four: “Carry out independent third-party audit of supply chain due diligence at identified points in the supply chain”

In connection with our due diligence, we utilized information from the Service Provider and information made available by the RMI concerning independent third-party audits of SORs.

5.	OECD Guidance Step Five: “Report on supply chain due diligence”

We have filed a Form SD and this Conflict Minerals Report with the SEC and made available on our website the Form SD and this Conflict Minerals Report.

IV.	Product, Smelter and Refiner and Country of Origin Information

Product Information

For 2018, the following in-scope products had necessary 3TG that originated or may have originated from the Covered Countries: (1) certain investment cast airfoils (superalloy), investment cast structures (superalloy, aluminum and titanium), seamless rolled ring and disk forgings and coatings for nickel-based castings; (2) certain fastening systems or components; (3) certain building and construction products; (4) coated aluminum commercial vehicle wheels; (5) certain wrought aluminum alloy products; (6) an aluminum alloy billet product; (7) certain coated aluminum coil products for industrial applications; (8) certain fabricated titanium or specialty metal components; and (9) cast and wrought nickel-based, cobalt-based and iron-based alloys for metals fabricating.

Smelter and Refiner Information

The Suppliers identified to us the facilities listed in Annex A to this report as having processed the necessary 3TG contained in the in-scope products described above. The SORs listed in Annex A may not be all of the facilities used to process the necessary 3TG in our supply chain, since not all of the Suppliers responded to our request and the Suppliers that did respond to our request in some cases did not identify the processors of all of the 3TG content contained in these products. Although we requested “product” level disclosure from Suppliers, Suppliers responded on a “product” level, “company” level or “user defined” basis. Annex A reflects product level responses.

Country of Origin Information

Annex A to this report lists the identified facilities and provides country of origin information. However, if a SOR sourced from multiple countries, we were not able to determine the country of origin of the 3TG specific to our products. Therefore, not all of the countries of origin may apply to the 3TG in our in-scope products. We do not have country of origin information for 3TG processed by some of the SORs listed in Annex A.

Some of Arconic’s products described above that contained 3TG for which we were not able to determine the origin also contained 3TG that, based on our reasonable country of origin inquiry, we believe came from recycled or scrap sources.

We sought to determine the mine or location of origin of the necessary 3TG contained in our in-scope products by requesting that the Suppliers provide us with a completed CMRT. Where a SOR was identified, we or the Service Provider on our behalf also reviewed publicly available information, to the extent available, to try to determine the mine or location of origin.

V.	Additional Risk Mitigation Efforts

We intend to take the following additional steps in respect of our 2019 compliance to mitigate the risk that the necessary 3TG in our in-scope products finance or benefit armed groups:

1.	Continue to encourage Suppliers that provided company level information for 2018 to provide product level information for 2019.

2.	Request Suppliers that provided incomplete responses or that did not provide responses for 2018 to provide requested information for 2019.

3.	Monitor the continuing development and progress of traceability measures at Suppliers that indicated for 2018 that the source of 3TG was unknown or undeterminable.

4.	Communicate to in-scope suppliers our sourcing expectations through the conflict minerals clause in our standard terms and conditions.

All of the foregoing steps are in addition to the steps that we took in respect of 2018, which we intend to continue to take in respect of 2019, to the extent applicable.

Annex A

The following list contains SORs reported by our Suppliers as having been used to process the necessary 3TG contained in Arconic’s in-scope products. This data is presented as of May 21, 2019.

Metal	Smelter or Refiner Name	Smelter or Refiner Location	Status
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	China	Conformant
Tantalum	Conghua Tantalum and Niobium Smeltry	China	Conformant
Tantalum	D Block Metals, LLC	United States	Conformant
Tantalum	Exotech Inc.	United States	Conformant
Tantalum	F&X Electro-Materials Ltd.	China	Conformant
Tantalum	FIR Metals & Resource Ltd.	China	Conformant
Tantalum	Global Advanced Metals Aizu	Japan	Conformant
Tantalum	Global Advanced Metals Boyertown	United States	Conformant
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	China	Conformant
Tantalum	H.C. Starck Co., Ltd.	Thailand	Conformant
Tantalum	H.C. Starck Hermsdorf GmbH	Germany	Conformant
Tantalum	H.C. Starck Inc.	United States	Conformant
Tantalum	H.C. Starck Ltd.	Japan	Conformant
Tantalum	H.C. Starck Smelting GmbH & Co. KG	Germany	Conformant
Tantalum	H.C. Starck Tantalum and Niobium GmbH	Germany	Conformant
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	China	Conformant
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	China	Conformant
Tantalum	Jiangxi Tuohong New Raw Material	China	Conformant
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	China	Conformant
Tantalum	Jiujiang Nonferrous Metals Smelting Company Limited	China	Conformant
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	China	Conformant
Tantalum	KEMET Blue Metals	Mexico	Conformant
Tantalum	KEMET Blue Powder	United States	Conformant
Tantalum	LSM Brasil S.A.	Brazil	Conformant
Tantalum	Metallurgical Products India Pvt., Ltd.	India	Conformant
Tantalum	Mineração Taboca S.A.	Brazil	Conformant
Tantalum	Mitsui Mining and Smelting Co., Ltd.	Japan	Conformant
Tantalum	Molycorp Silmet A.S.	Estonia	Conformant
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	China	Conformant
Tantalum	Power Resources Ltd.	Macedonia, The Former Yugoslav Republic Of	Conformant
Tantalum	QuantumClean	United States	Conformant
Tantalum	Resind Industria e Comercio Ltda.	Brazil	Conformant
Tantalum	RFH Tantalum Smeltry Co., Ltd.	China	Conformant
Tantalum	Solikamsk Magnesium Works OAO	Russian Federation	Conformant

Tantalum	Taki Chemical Co., Ltd.	Japan	Conformant
Tantalum	Telex Metals	United States	Conformant
Tantalum	Ulba Metallurgical Plant JSC	Kazakhstan	Conformant
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	China	Conformant
Tantalum	Duoluoshan	China	On Smelter Look-up Tab List Only
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	China	On Smelter Look-up Tab List Only
Tin	Alpha	United States	Conformant
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	China	Conformant
Tin	China Tin Group Co., Ltd.	China	Conformant
Tin	CV Ayi Jaya	Indonesia	Conformant
Tin	CV Dua Sekawan	Indonesia	Conformant
Tin	CV Gita Pesona	Indonesia	Conformant
Tin	CV Serumpun Sebalai	Indonesia	Conformant
Tin	CV Tiga Sekawan	Indonesia	Conformant
Tin	CV United Smelting	Indonesia	Conformant
Tin	CV Venus Inti Perkasa	Indonesia	Conformant
Tin	Dowa	Japan	Conformant
Tin	Elmet S.L.U.	Spain	Conformant
Tin	EM Vinto	Bolivia	Conformant
Tin	Fenix Metals	Poland	Conformant
Tin	Gejiu Fengming Metallurgy Chemical Plant	China	Conformant
Tin	Gejiu Jinye Mineral Company	China	Conformant
Tin	Gejiu Kai Meng Industry and Trade LLC	China	Conformant
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	China	Conformant
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	China	Conformant
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	China	Conformant
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	China	Conformant
Tin	Huichang Jinshunda Tin Co., Ltd.	China	Conformant
Tin	Magnu's Minerais Metais e Ligas Ltda.	Brazil	Conformant
Tin	Malaysia Smelting Corporation (MSC)	Malaysia	Conformant
Tin	Melt Metais e Ligas S.A.	Brazil	Conformant
Tin	Metallic Resources, Inc.	United States	Conformant
Tin	Metallo Belgium N.V.	Belgium	Conformant
Tin	Mineracao Taboca S.A.	Brazil	Conformant
Tin	Minsur	Peru	Conformant
Tin	Mitsubishi Materials Corporation	Japan	Conformant
Tin	Modeltech Sdn Bhd	Malaysia	Conformant
Tin	Nankang Nanshan Tin Manufactory Co., Ltd.	China	Conformant
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	Thailand	Conformant
Tin	O.M. Manufacturing Philippines, Inc.	Philippines	Conformant

Tin	Operaciones Metalurgical S.A.	Bolivia	Conformant
Tin	PT Aries Kencana Sejahtera	Indonesia	Conformant
Tin	PT Artha Cipta Langgeng	Indonesia	Conformant
Tin	PT ATD Makmur Mandiri Jaya	Indonesia	Conformant
Tin	PT Babel Inti Perkasa	Indonesia	Conformant
Tin	PT Bangka Prima Tin	Indonesia	Conformant
Tin	PT Bangka Tin Industry	Indonesia	Conformant
Tin	PT Belitung Industri Sejahtera	Indonesia	Conformant
Tin	PT Bukit Timah	Indonesia	Conformant
Tin	PT DS Jaya Abadi	Indonesia	Conformant
Tin	PT Inti Stania Prima	Indonesia	Conformant
Tin	PT Karimun Mining	Indonesia	Conformant
Tin	PT Kijang Jaya Mandiri	Indonesia	Conformant
Tin	PT Menara Cipta Mulia	Indonesia	Conformant
Tin	PT Mitra Stania Prima	Indonesia	Conformant
Tin	PT Panca Mega Persada	Indonesia	Conformant
Tin	PT Prima Timah Utama	Indonesia	Conformant
Tin	PT Refined Bangka Tin	Indonesia	Conformant
Tin	PT Sariwiguna Binasentosa	Indonesia	Conformant
Tin	PT Stanindo Inti Perkasa	Indonesia	Conformant
Tin	PT Sukses Inti Makmur	Indonesia	Conformant
Tin	PT Sumber Jaya Indah	Indonesia	Conformant
Tin	PT Timah (Persero) Tbk Kundur	Indonesia	Conformant
Tin	PT Timah (Persero) Tbk Mentok	Indonesia	Conformant
Tin	PT Tinindo Inter Nusa	Indonesia	Conformant
Tin	PT Tommy Utama	Indonesia	Conformant
Tin	Resind Indústria e Comércio Ltda.	Brazil	Conformant
Tin	Rui Da Hung	Taiwan	Conformant
Tin	Soft Metais Ltda.	Brazil	Conformant
Tin	Thaisarco	Thailand	Conformant
Tin	White Solder Metalurgia e Mineração Ltda.	Brazil	Conformant
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	China	Conformant
Tin	Yunnan Tin Company Limited	China	Conformant
Tin	An Vinh Joint Stock Mineral Processing Company	Viet Nam	On Smelter Look-up Tab List Only
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	Viet Nam	On Smelter Look-up Tab List Only
Tin	Estanho de Rondônia S.A.	Brazil	On Smelter Look-up Tab List Only
Tin	HuiChang Hill Tin Industry Co., Ltd.	China	On Smelter Look-up Tab List Only
Tin	Jiangxi Ketai Advanced Material Co., Ltd.	China	On Smelter Look-up Tab List Only
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	Viet Nam	On Smelter Look-up Tab List Only

Tin	PT Eunindo Usaha Mandiri	Indonesia	On Smelter Look-up Tab List Only
Tin	PT Lautan Harmonis Sejahtera	Indonesia	On Smelter Look-up Tab List Only
Tin	Super Ligas	Brazil	On Smelter Look-up Tab List Only
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	Viet Nam	On Smelter Look-up Tab List Only
Tungsten	A.L.M.T. TUNGSTEN Corp.	Japan	Conformant
Tungsten	ACL Metais Eireli	Brazil	Conformant
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	China	Conformant
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	China	Conformant
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	China	Conformant
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	China	Conformant
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	China	Conformant
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	China	Conformant
Tungsten	Global Tungsten & Powders Corp.	United States	Conformant
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	China	Conformant
Tungsten	H.C. Starck Tungsten GmbH	Germany	Conformant
Tungsten	Hunan Chenzhou Mining Co., Ltd.	China	Conformant
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	China	Conformant
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	China	Conformant
Tungsten	Hydrometallurg, JSC	Russian Federation	Conformant
Tungsten	Japan New Metals Co., Ltd.	Japan	Conformant
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	China	Conformant
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	China	Conformant
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	China	Conformant
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	China	Conformant
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	China	Conformant
Tungsten	Kennametal Fallon	United States	Conformant
Tungsten	Kennametal Huntsville	United States	Conformant
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	China	Conformant
Tungsten	Moliren Ltd.	Russian Federation	Conformant
Tungsten	Niagara Refining LLC	United States	Conformant
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	Viet Nam	Conformant
Tungsten	Philippine Chuangxin Industrial Co., Inc.	Philippines	Conformant
Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City	China	Conformant
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	Viet Nam	Conformant
Tungsten	Unecha Refractory metals plant	Russian Federation	Conformant
Tungsten	Wolfram Bergbau und Hütten AG	Austria	Conformant
Tungsten	Woltech Korea Co., Ltd.	Korea, Republic of	Conformant

Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	China	Conformant
Tungsten	Xiamen Tungsten Co., Ltd.	China	Conformant
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	China	Conformant
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	China	Conformant
Tungsten	Asia Tungsten Products Vietnam Ltd.	Viet Nam	On Smelter Look-up Tab List Only
Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	China	On Smelter Look-up Tab List Only
Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	China	On Smelter Look-up Tab List Only
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	China	On Smelter Look-up Tab List Only
Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	China	On Smelter Look-up Tab List Only
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	Viet Nam	On Smelter Look-up Tab List Only

The Company notes the following in connection with the information in the table above:

a.	The SORs reflected above may not include all of the SORs in Arconic’s supply chain, since some Suppliers did not identify all of their SORs and because not all Suppliers responded to Arconic’s inquiries.

b.	The table only includes entities that were listed as SORs on the Smelter Look-up tab list of the CMRT.

c.	“Conformant” means that a SOR was listed as conformant with the Responsible Minerals Assurance Program’s (the “RMAP”) assessment protocols. SORs that are listed as “Re-audit in progress” by the RMAP are considered to be Conformant by the RMAP. Included SORs were not necessarily Conformant for all or part of 2018 and may not continue to be Conformant for any future period.

d.	While none of the SORs is listed as “Active,” “Active” means that the smelter or refiner is a participant in the RMAP and has committed to undergo an RMAP assessment. Smelters and refiners are identified as Active in the RMAP once they have scheduled the assessment date.

e.	“On Smelter Look-up Tab List Only” means that a SOR is listed on the Smelter Look-up tab list of the CMRT, but is not listed as Conformant or Active.

f.	SOR status and location reflected in the table is based solely on information made publicly available by the RMI, without independent verification by Arconic.

Country of Origin Information

The countries of origin of the 3TG processed by the SORs listed in the table above are believed to have potentially included the countries in the categories listed below. The categories are organized by risk. These may not be all of the countries from which the identified SORs have sourced, and the identified SORs may not have sourced from all of these countries.

L1 - Countries that are not identified as conflict regions or plausible areas of smuggling or export from the Covered Countries: Argentina, Armenia, Australia, Austria, Belarus, Belgium, Bolivia (Plurinational State of), Brazil, Burundi, Cambodia, Canada, China, Colombia, Czech Republic, Djibouti, Ecuador, Egypt, Estonia, Ethiopia, France, Germany, Ghana, Guinea, Guyana, Hong Kong, Hungary, India, Indonesia, Ireland, Israel, Italy, Ivory Coast, Japan, Kazakhstan, Kyrgyzstan, Laos, Luxembourg, Madagascar, Malaysia, Mali, Mexico, Mongolia, Morocco, Myanmar, Namibia, Netherlands, Niger, Nigeria, Papua New Guinea, Peru, Philippines, Poland, Portugal, Republic of Korea, Russian Federation, Sierra Leone, Singapore, Slovakia, Spain, Suriname, Sweden, Switzerland, Taiwan, Thailand, Turkey, the United Kingdom, the United States of America, Uzbekistan, Viet Nam and Zimbabwe.

L2 - Countries that are known or plausible countries for smuggling, export out of region or transit of materials containing 3TG: Kenya, Mozambique and South Africa.

L3 - The DRC and its adjoining countries: Angola, Burundi, Central African Republic, Rwanda, South Sudan, Tanzania, Uganda and Zambia.

DRC - The Democratic Republic of the Congo.

Alternatively, or in addition, some of the identified SORs may have sourced from recycled or scrap sources.